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                                                               Exhibit (p)(1)(a)

                                POWER OF ATTORNEY


     We, the undersigned Trustees of Eaton Vance Special Investment Trust, a Massachusetts business trust, do hereby severally constitute and appoint Alan R. Dynner, James B. Hawkes and Eric G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Special Investment Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.


Signature                              Title                   Date
---------                              -----                   ----


/s/ Jessica M. Bibliowicz              Trustee                 November 16, 1998
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Jessica M. Bibliowicz


/s/ Lynn A. Stout                      Trustee                 November 16, 1998
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Lynn A. Stout